For Further Information, Contact:
                                              Donald F. Holt
                                              Executive Vice President &
                                              Chief Financial Officer
                                              (717) 231-5704

                    Keystone Declares Quarterly Cash Dividend

Harrisburg,  PA, November 22,  1999---Keystone  Financial,  Inc., (NASDAQ,  NMS:
KSTN), the fourth largest bank holding company headquartered in Pennsylvania, announced that its Board of Directors declared a regular cash dividend of 29 cents per share, payable on January 20, 2000 to shareholders of record as of January 9, 2000.

Keystone Financial, Inc., with assets of $6.9 billion, is the holding company for Keystone Financial Bank, NA, which has 175 branches throughout Pennsylvania, Maryland and West Virginia. Keystone also operates Martindale Andres & Co., an investment management services provider; Keystone Financial Mortgage Co.; MMC&P, a retirement benefit services firm; Keystone Brokerage, Inc., offering full service investment planning and discount brokerage; and a 24-hours a day, seven days a week Telephone Banking Center.

For more information, visit the company's web site on the Internet at www.keyfin.com.